Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated July 17, 2003 relating to the financial statements of Plexus Vaccine Inc., which appears in Amendment No. 1 to the Current Report on Form 8-K of SIGA Technologies, Inc., dated May 23, 2003 (filed on July 22, 2003). We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
December 22, 2004